                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Cucos Inc. of our report dated August 18, 1995, included in the 1995 Annual Report to Shareholders of Cucos Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-03953, No. 33-15785, No. 33-26941, No. 33-45224 and
No. 33-83712) pertaining to the Stock Option Plan of Cucos Inc. of our report dated August 18, 1995, with respect to the financial statements of Cucos Inc. incorporated by reference in this Annual Report (Form 10-KSB) for the year ended July 2, 1995.


New Orleans, Louisiana                  /s/ Ernst & Young LLP
September 26, 1995                      Ernst & Young LLP